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                                                                    Exhibit 1(i)

                    AMENDMENT NO. 4 TO DISTRIBUTION AGREEMENT

                                                     August 6, 1999

     WHEREAS, the parties hereto have previously entered into a Distribution Agreement, dated October 11, 1991, as amended by Amendment No. 1 thereto, dated December 2, 1993, Amendment No. 2 thereto, dated October 6, 1995, and as supplemented on June 16, 1993, August 1, 1994, May 23, 1997 and on the date hereof (the "Distribution Agreement"), among Popular North America, Inc. (the "Company") (formerly BanPonce Financial Corp.), Popular, Inc. (the "Guarantor") (formerly BanPonce Corporation) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and Chase Securities Inc. (each, an "Agent" and collectively, the "Existing Agents") and First Chicago Capital Markets, Inc. (which was originally a party to the Distribution Agreement but is no longer an Agent) relating to the issue and sale by the Company of its Medium-Term Notes of various series (the "Notes"); and

     WHEREAS, Popular Securities, Inc. ("Popular Securities") has become an Agent upon its execution of an amended signature page to the Distribution Agreement, as provided by Section 1(a) thereof (Popular Securities and the Existing Agents being hereafter referred to herein collectively as the "Agents");

     NOW, THEREFORE, the Company and each of the Agents hereby agree to amend the Distribution Agreement as follows:

     1. The following paragraphs are hereby added to Section 3 of the Distribution Agreement:

     (d) Restrictions on Distribution in Puerto Rico. The Agents agree that Popular Securities shall have the sole right to solicit offers to purchase the Notes as agent or to make any sales of the Notes as principal, as the case may be, in Puerto Rico.

     (e) Restrictions on Sales to Discretionary Accounts. Each Agent hereby agrees to refrain from sales to discretionary accounts under its supervision except in accordance with procedures to obtain the prior specific written approval of the customer that have been approved by the NASD in compliance with NASD Conduct Rule 2720(l).

     2. Except as otherwise expressly provided herein, the Distribution Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.




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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Distribution Agreement to be executed on their behalf as of the date and year first above written.

                                            POPULAR NORTH AMERICA, INC.


                                            By: /s/ Jorge A. Junquera
                                                ------------------------------


Accepted:


MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED


By: /s/ N.L. Kennan
    ---------------------------------


CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Julie Keogh
    ---------------------------------


CHASE SECURITIES INC.


By: /s/ Louis P. DeCaro
    ---------------------------------


POPULAR SECURITIES, INC.


By: /s/ Kenneth W. McGrath
    ---------------------------------


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